Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of
The KeyW Holding Corporation
 a Maryland corporation
at
$11.25 Net Per Share
Pursuant to the Offer to Purchase Dated May 13, 2019
By
Atom Acquisition Sub, Inc.
a wholly owned indirect subsidiary of
Jacobs Engineering Group Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER
11:59 P.M., NEW YORK CITY TIME, ON JUNE 11, 2019, UNLESS THE OFFER IS EXTENDED OR
EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED,
THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of The KeyW Holding Corporation, a Maryland corporation (“KeyW”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier, mailed or faxed to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering via USPS:	If delivering via UPS, Fedex or Courier:

Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1342 Brentwood, NY 11717-0693	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Questions: (855) 793-5068

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or DTC participant must be delivered or faxed to the Depositary before it is covered.

Ladies and Gentlemen:

The undersigned hereby tenders to Atom Acquisition Sub, Inc, a Maryland corporation and a wholly-owned indirect subsidiary of Jacobs Engineering Group Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 13, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of KeyW, specified below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Time.

Number of Shares and Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer:

Name of Tendering Institution
(Zip Code)

Account Number ________________________________	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 2 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 2 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. For purposes of the foregoing, a NASDAQ Stock Market trading day is any day on which the NASDAQ Stock Market is open for business.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated: ______________________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.